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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement filed pursuant to Rule 462(b) of our report dated April 3, 1997 (except Note 11, as to which the date is October 16, 1997), included in the Registration Statement (Form S-1) and related Prospectus of Dril-Quip, Inc. dated October 22, 1997 and the reference to our firm under the caption "Experts" therein.

                                          Ernst & Young LLP

Houston, Texas
October 22, 1997